Investors: Salli Schwartz +1.858.291.6421 ir@illumina.com

Media: Sarah Shew +1.330.353.2512 sshew@illumina.com

Illumina Reports Financial Results for Fourth Quarter and Fiscal Year 2021

San Diego, February 10, 2022 /PRNewswire/ -- Illumina, Inc. (NASDAQ: ILMN) today announced its financial results for the fourth quarter and fiscal year 2021, which include the consolidated financial results of GRAIL.

Fourth quarter consolidated results:

•Revenue of $1,198 million, a 26% increase compared to the prior year period
•GAAP net income for the quarter of $112 million, or $0.71 per diluted share, compared to $257 million, or $1.75 per diluted share, for the prior year period
•Non-GAAP net income for the quarter of $117 million, or $0.75 per diluted share, compared to $179 million, or $1.22 per diluted share, for the prior year period (see the “Consolidated Reconciliation Between GAAP and Non-GAAP Net Income” table for a reconciliation of these GAAP and non-GAAP financial measures)
•Cash flow from operations of $282 million compared to $406 million in the prior year period
•Free cash flow (cash flow from operations less capital expenditures) of $212 million for the quarter compared to $344 million in the prior year period

“We are seeing strength across our business as a growing number of patients around the world are accessing the life-saving benefits of genomics, from oncology therapy selection to genetic disease testing and pathogen surveillance,” said Francis deSouza, Chief Executive Officer. “Opportunities are also expanding across new markets like proteomics, infectious disease and drug discovery. In addition, momentum for GRAIL’s groundbreaking multi-cancer early detection blood test continues to accelerate. We are also making great progress on exciting new innovations, like our breakthrough Chemistry X and our Infinity long-read technology, to help clinicians and scientists make discoveries that improve patient care.”

Gross margin in the fourth quarter of 2021 was 68.2% compared to 66.1% in the prior year period. Excluding amortization of acquired intangible assets, non-GAAP gross margin was 71.5% for the fourth quarter of 2021 compared to 66.9% in the prior year period.

Research and development (R&D) expenses for the fourth quarter of 2021 were $350 million compared to $200 million in the prior year period. Non-GAAP R&D expenses as a percentage of revenue were 29.2% compared to 20.9% in the prior year period.

Selling, general and administrative (SG&A) expenses for the fourth quarter of 2021 were $426 million compared to $298 million in the prior year period. Excluding acquisition-related expenses, fair value adjustments on contingent consideration liabilities and amortization of acquired intangible assets, non-GAAP SG&A expenses as a percentage of revenue were 30.1% compared to 25.1% in the prior year period.

Depreciation and amortization expenses were $90 million and capital expenditures for free cash flow purposes were $70 million during the fourth quarter of 2021. At the close of the quarter, the company held $1.3 billion in cash, cash equivalents and short-term investments, compared to $3.5 billion as of January 3, 2021.

Fourth quarter segment results:

Following the acquisition of GRAIL on August 18, 2021, we have two reportable segments, Core Illumina and GRAIL. GRAIL financial results are reflected for the period after the acquisition.

Core Illumina

	GAAP		Non-GAAP (a)
In millions	Q4 2021	Q4 2020	Q4 2021	Q4 2020
Revenue (b)	$1,193	$953
Gross margin	71.0%	66.1%	71.6%	66.9%
Research and development expense	$274	$200	$274	$200
Selling, general and administrative expense	$351	$298	$306	$239
Operating profit	$222	$132	$274	$199
Operating margin	18.6%	13.9%	22.9%	20.9%
(a) See the “Core Illumina Itemized Reconciliation Between GAAP and Non-GAAP Results of Operations as a Percent of Revenue” table for a reconciliation of these GAAP and non-GAAP financial measures.
(b) Amount for Q4 2021 includes intercompany revenue of $5 million, which is eliminated in consolidation.

GRAIL

	GAAP		Non-GAAP (a)
In millions	Q4 2021	Q4 2020	Q4 2021	Q4 2020
Revenue	$10	—
Operating loss	$(182)	—	$(128)	—
(a) See the “GRAIL Itemized Reconciliation Between GAAP and Non-GAAP Results of Operations” table for a reconciliation of these GAAP and non-GAAP financial measures.

Fiscal year 2021 consolidated results:

•Revenue of $4,526 million, a 40% increase compared to $3,239 million in fiscal 2020
•GAAP net income of $762 million, or $5.04 per diluted share, which included an $899 million gain from our previously held investment in GRAIL and $654 million in GRAIL acquisition-related compensation expense. This compared to $656 million, or $4.45 per diluted share, in fiscal 2020
•Non-GAAP net income of $892 million, or $5.90 per diluted share, compared to $664 million, or $4.50 per diluted share, in fiscal 2020 (see the “Consolidated Reconciliation Between GAAP and Non-GAAP Net Income” table for a reconciliation of these GAAP and non-GAAP financial measures)
•Cash flow from operations of $545 million compared to $1,080 million in fiscal 2020, with the year-over-year decrease primarily attributable to expenses related to the GRAIL acquisition, as well as GRAIL's operating loss for the period after the acquisition
•Free cash flow (cash flow from operations less capital expenditures) of $337 million, compared to $891 million in fiscal 2020

Gross margin for fiscal 2021 was 69.7% compared to 68.0% in the prior year. Excluding amortization of acquired intangible assets, non-GAAP gross margin was 71.3% for fiscal 2021 compared to 69.0% in the prior year period.

R&D expenses for fiscal 2021 were $1,185 million compared to $682 million in the prior year. Excluding GRAIL acquisition-related compensation expense, non-GAAP R&D expenses as a percentage of revenue were 21.9% compared to 21.0% in the prior year period.

SG&A expenses for fiscal 2021 were $2,092 million compared to $941 million in the prior year period. Excluding GRAIL acquisition-related compensation expense and other acquisition-related expenses, fair value adjustments on contingent consideration liabilities, expenses and income related to COVID-19, gain on litigation and amortization of acquired intangible assets, non-GAAP SG&A expenses as a percentage of revenue were 25.2% compared to 24.6% in the prior year period.

Fiscal year 2021 segment results:

Following the acquisition of GRAIL on August 18, 2021, we have two reportable segments, Core Illumina and GRAIL. GRAIL financial results are reflected for the period after the acquisition.

Core Illumina

	GAAP		Non-GAAP (a)
In millions	2021	2020	2021	2020
Revenue (b)	$4,519	$3,239
Gross margin	70.7%	68.0%	71.3%	69.0%
Research and development expense	$885	$682	$885	$681
Selling, general and administrative expense	$1,502	$941	$1,064	$796
Operating profit	$808	$580	$1,273	$758
Operating margin	17.9%	17.9%	28.2%	23.4%
(a) See the “Core Illumina Itemized Reconciliation Between GAAP and Non-GAAP Results of Operations as a Percent of Revenue” table for a reconciliation of these GAAP and non-GAAP financial measures.
(b) Amount for 2021 includes intercompany revenue of $5 million, which is eliminated in consolidation.

GRAIL

	GAAP		Non-GAAP (a)
In millions	2021	2020	2021	2020
Revenue	$12	—
Operating loss	$(931)	—	$(177)	—
(a) See the “GRAIL Itemized Reconciliation Between GAAP and Non-GAAP Results of Operations” table for a reconciliation of these GAAP and non-GAAP financial measures.

Announcements since Illumina's last earnings release:

Core Illumina

•Key oncology studies utilizing our TruSight Oncology 500 panel, including:
▪With the Jean Perrin Center at the Clermont-Ferrand University Hospital in France for the CELIA study assessing the clinical value of comprehensive genomic profiling (CGP) on cancer therapy selection for patients with late-stage disease
▪With the National Cancer Center Japan to analyze the blood-based genomic profile and clinical information of patients living with Nasopharyngeal Carcinoma
•Expansion of oncology testing partnerships, including:
▪A companion diagnostic partnership with Boehringer Ingelheim for programs in their oncology pipeline
▪An IVD co-development partnership with Agendia N.V. to advance the use of next-generation sequencing for decentralized oncology testing
•Participation in Our Future Health, the largest-ever research program in the U.K., with up to 5 million volunteers

•Updates on groundbreaking innovations, including:
▪Progress with revolutionary Chemistry X for future platforms
▪Development of new long-read technology, code-named Infinity, planned for launch in the second half of 2022
•Collaborations in large, emerging spaces of genomics, including:
▪Co-development partnership with SomaLogic to accelerate the rapidly growing high-throughput sector of the proteomics market
▪Collaboration with Nashville Biosciences to transform new insights into drug discovery and therapy development
•The 2022 Illumina Genomics Forum will take place in person and online Sept. 28 – Oct. 1, 2022 in San Diego
▪In addition to this customer event, Illumina will also host its Investor Day in late September
▪More information regarding Investor Day will be shared in the coming months

A full list of recent Illumina announcements can be found in the company’s News Center

GRAIL

•A collaboration with the Knight Cancer Institute at Oregon Health & Science University to offer Galleri®, GRAIL’s multi-cancer early detection blood test
•A collaboration with Premier, Inc.’s PINC AI™, an advanced technology and services platform that provides artificial intelligence-enabled clinical performance improvement technologies, to support patient access to Galleri®
•A partnership with Alignment Health Plan, a national Medicare Advantage health plan from Alignment Healthcare (NASDAQ: ALHC), to provide its Medicare Advantage members access to Galleri®

A full list of recent GRAIL announcements can be found in the company’s Newsroom

Financial outlook and guidance

The non-GAAP financial guidance discussed below reflects certain pro forma adjustments to assist in analyzing and assessing our core operational performance, including our Core Illumina and GRAIL segments. Please see our Reconciliation of Non-GAAP Financial Guidance included in this release for a reconciliation of the GAAP and non-GAAP financial measures.

For fiscal 2022, the company expects consolidated revenue growth in the range of 14% to 16%, GAAP earnings per diluted share of $3.04 to $3.24, and non-GAAP earnings per diluted share of $4.00 to $4.20. The company expects Core Illumina revenue growth in the range of 13% to 15%. GRAIL revenue is expected to be in the range of $70 million to $90 million.

Conference call information

The conference call will begin at 2 p.m. Pacific Time (5 p.m. Eastern Time) on Thursday, February 10, 2022. Interested parties may access the live teleconference through the Investor Info section of Illumina’s website under the “Company” tab at www.illumina.com. Alternatively, individuals can access the call by dialing 1.844.200.6205 or 1.929.526.1599 outside North America, both using conference ID 018314.

A replay of the conference call will be posted on Illumina’s website after the event and will be available for at least 30 days following.

Statement regarding use of non-GAAP financial measures

The company reports non-GAAP results for diluted net income per share, net income, gross margins, operating expenses, including research and development expenses and selling general and administrative expenses, operating income (loss), operating margins, gross profit, other income (expense), and free cash flow (on a consolidated and, as applicable, segment basis for our Core Illumina and GRAIL segments) in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The company’s financial measures under GAAP include substantial charges such as amortization of acquired intangible assets, non-cash interest expense associated with the company’s convertible debt instruments that may be settled in cash, and others that are listed in the itemized reconciliations between GAAP and non-GAAP financial measures included in this press release. Management has excluded the effects of these items in non-GAAP measures to assist investors in analyzing and assessing past and future operating performance, including in the non-GAAP measures relating to our Core Illumina and GRAIL segments. Additionally, non-GAAP net income and diluted earnings per share are key components of the financial metrics utilized by the company’s board of directors to measure, in part, management’s performance and determine significant elements of management’s compensation.

The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the tables of this release.

Use of forward-looking statements

This release may contain forward-looking statements that involve risks and uncertainties. Among the important factors to which our business is subject that could cause actual results to differ materially from those in any forward-looking statements are: (i) the impact to our business and operating results of the COVID-19 pandemic; (ii) changes in the rate of growth in the markets we serve; (iii) the volume, timing and mix of customer orders among our products and services; (iv) our ability to adjust our operating expenses to align with our revenue expectations; (v) our ability to manufacture robust instrumentation and consumables; (vi) the success of products and services competitive with our own; (vii) challenges inherent in developing, manufacturing, and launching new products and services, including expanding or modifying manufacturing operations and reliance on third-party suppliers for critical components; (viii) the impact of recently launched or pre-announced products and services on existing products and services; (ix) our ability to further develop and commercialize our instruments, consumables, and products, including Galleri, the cancer screening test developed by GRAIL, to deploy new products, services, and applications, and to expand the markets for our technology platforms; (x) the risks and costs associated with the integration of, and our ability to integrate, GRAIL’s business successfully to achieve anticipated synergies, including the restrictions on integration during any hold separate period or any delay in integration following any hold separate period; (xi) the risk that disruptions from the consummation of our recent acquisition of GRAIL or any associated legal or regulatory proceedings or obligations will harm our business, including current plans and operations; (xii) potential adverse reactions or changes to business relationships resulting from the consummation of our recent acquisition of GRAIL; (xiii) our ability to obtain approval by third-party payors to reimburse patients for our products; (xiv) our ability to obtain regulatory clearance for our products from government agencies; (xv) our ability to successfully partner with other companies and organizations to develop new products, expand markets, and grow our business; (xvi) our ability to successfully identify and integrate acquired technologies, products, or businesses; (xvii) the application of generally accepted accounting principles, which are highly complex and involve many subjective assumptions, estimates, and judgments and (xviii) legislative, regulatory and economic developments, together with other factors detailed in our filings with the Securities and Exchange Commission, including our most recent filings on Forms 10-K and 10-Q, or in information disclosed in public conference calls, the date and time of which are released beforehand. We undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current quarter.

About Illumina

Illumina is improving human health by unlocking the power of the genome. Our focus on innovation has established us as a global leader in DNA sequencing and array-based technologies, serving customers in the research, clinical and applied markets. Our products are used for applications in the life sciences, oncology, reproductive health, agriculture and other emerging segments. To learn more, visit www.illumina.com and connect with us on Twitter, Facebook, LinkedIn, Instagram, and YouTube.

About GRAIL

GRAIL is a healthcare company whose mission is to detect cancer early, when it can be cured. GRAIL is focused on alleviating the global burden of cancer by developing pioneering technology to detect and identify multiple deadly cancer types early. The company is using the power of next-generation sequencing, population-scale clinical studies, and state-of-the-art computer science and data science to enhance the scientific understanding of cancer biology, and to develop its multi-cancer early detection blood test. GRAIL is headquartered in Menlo Park, CA with locations in Washington, D.C., North Carolina, and the United Kingdom. GRAIL, LLC, is a wholly-owned subsidiary of Illumina, which is currently being held and operated separately in order to comply with the interim measures order imposed by the European Commission during the pendency of its ongoing merger review. For more information, please visit www.grail.com.

# # #

Illumina, Inc.
Condensed Consolidated Balance Sheets
(In millions)

	January 2, 2022	January 3, 2021
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$1,232	$1,810
Short-term investments	107	1,662
Accounts receivable, net	648	487
Inventory	431	372
Prepaid expenses and other current assets	295	152
Total current assets	2,713	4,483
Property and equipment, net	1,024	922
Operating lease right-of-use assets	672	532
Goodwill	7,113	897
Intangible assets, net	3,250	142
Other assets	445	609
Total assets	$15,217	$7,585

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$332	$192
Accrued liabilities	761	541
Convertible senior notes, current portion	—	511
Total current liabilities	1,093	1,244
Operating lease liabilities	774	671
Term notes	993	—
Convertible senior notes	702	673
Other long-term liabilities	915	303
Stockholders’ equity	10,740	4,694
Total liabilities and stockholders’ equity	$15,217	$7,585

Illumina, Inc.
Condensed Consolidated Statements of Income
(In millions, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	January 2, 2022	January 3, 2021	January 2, 2022	January 3, 2021
Revenue:
Product revenue	$1,065	$831	$3,968	$2,735
Service and other revenue	133	122	558	504
Total revenue	1,198	953	4,526	3,239
Cost of revenue:
Cost of product revenue (a)	277	254	1,060	788
Cost of service and other revenue (a)	64	62	241	220
Amortization of acquired intangible assets	40	7	71	28
Total cost of revenue	381	323	1,372	1,036
Gross profit	817	630	3,154	2,203
Operating expense:
Research and development (a)	350	200	1,185	682
Selling, general and administrative (a)	426	298	2,092	941
Total operating expense	776	498	3,277	1,623
Income (loss) from operations	41	132	(123)	580
Other income, net	45	166	1,007	276
Income before income taxes	86	298	884	856
(Benefit) provision for income taxes	(26)	41	122	200
Net income	$112	$257	$762	$656
Earnings per share:
Basic	$0.72	$1.76	$5.07	$4.48
Diluted	$0.71	$1.75	$5.04	$4.45
Shares used in computing earnings per common share:
Basic	157	146	150	147
Diluted	157	147	151	148

(a) Includes stock-based compensation expense for stock-based awards:

	Three Months Ended		Year Ended
	January 2, 2022	January 3, 2021	January 2, 2022	January 3, 2021
Cost of product revenue	$1	$8	$23	$21
Cost of service and other revenue	1	1	4	4
Research and development	33	26	276	74
Selling, general and administrative	62	44	638	95
Stock-based compensation expense before taxes	$97	$79	$941	$194

Illumina, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)
(unaudited)

	Three Months Ended		Year Ended
	January 2, 2022	January 3, 2021	January 2, 2022	January 3, 2021
Net cash provided by operating activities	$282	$406	$545	$1,080
Net cash used in investing activities	—	(33)	(1,069)	(554)
Net cash used in financing activities	(129)	(331)	(51)	(766)
Effect of exchange rate changes on cash and cash equivalents	(1)	7	(3)	8
Net increase (decrease) in cash and cash equivalents	152	49	(578)	(232)
Cash and cash equivalents, beginning of period	1,080	1,761	1,810	2,042
Cash and cash equivalents, end of period	$1,232	$1,810	$1,232	$1,810

Calculation of free cash flow:
Net cash provided by operating activities	$282	$406	$545	$1,080
Purchases of property and equipment	(70)	(62)	(208)	(189)
Free cash flow (a)	$212	$344	$337	$891

(a) Free cash flow, which is a non-GAAP financial measure, is calculated as net cash provided by operating activities reduced by purchases of property and equipment. Free cash flow is useful to management as it is one of the metrics used to evaluate our performance and to compare us with other companies in our industry. However, our calculation of free cash flow may not be comparable to similar measures used by other companies.

Illumina, Inc.
Results of Operations - Non-GAAP
(In millions, except per share amounts)
(unaudited)

CONSOLIDATED RECONCILIATION BETWEEN GAAP AND NON-GAAP EARNINGS PER SHARE:

	Three Months Ended		Year Ended
	January 2, 2022	January 3, 2021	January 2, 2022	January 3, 2021
GAAP earnings per share - diluted	$0.71	$1.75	$5.04	$4.45
Cost of revenue (b)	0.25	0.05	0.47	0.21
Research and development costs (b)	—	—	1.30	0.01
Selling, general and administrative costs (b)	0.41	0.40	6.30	0.98
Other income, net (b)	(0.34)	(0.99)	(6.78)	(1.60)
Incremental non-GAAP tax expense (c)	(0.23)	0.07	(0.31)	0.02
Income tax benefit (d)	(0.05)	(0.06)	(0.12)	(0.18)
Tax expense related to increase in valuation allowance (e)	—	—	—	0.42
Tax expense related to cost-sharing arrangement (f)	—	—	—	0.19
Non-GAAP earnings per share - diluted (a)	$0.75	$1.22	$5.90	$4.50

CONSOLIDATED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME:

	Three Months Ended		Year Ended
	January 2, 2022	January 3, 2021	January 2, 2022	January 3, 2021
GAAP net income	$112	$257	$762	$656
Cost of revenue (b)	40	8	71	32
Research and development costs (b)	—	—	196	1
Selling, general and administrative costs (b)	65	59	952	145
Other income, net (b)	(53)	(146)	(1,024)	(236)
Incremental non-GAAP tax expense (c)	(38)	10	(47)	3
Income tax benefit (d)	(9)	(9)	(18)	(27)
Tax expense related to increase in valuation allowance (e)	—	—	—	62
Tax expense related to cost-sharing arrangement (f)	—	—	—	28
Non-GAAP net income (a)	$117	$179	$892	$664
All amounts in tables are rounded to the nearest millions, except as otherwise noted. As a result, certain amounts may not recalculate using the rounded amounts provided.

(a) Non-GAAP net income and diluted earnings per share exclude the effect of the pro forma adjustments as detailed above. Non-GAAP net income and diluted earnings per share are key components of the financial metrics utilized by the company’s board of directors to measure, in part, management’s performance and determine significant elements of management’s compensation. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing our past and future operating performance.
(b) Refer to our Itemized Reconciliations between GAAP and Non-GAAP Results of Operations below for the components of these amounts.
(c) Incremental non-GAAP tax expense reflects the tax impact of the non-GAAP adjustments listed.
(d) Amounts represent tax deductions taken in excess of stock-based compensation cost.
(e) Amounts represent discrete tax expense related to the valuation allowance established in 2020 against the deferred tax asset for California research and development credits.
(f) Amounts represent discrete tax expense related to the finalization of the Altera court case in 2020 which determined stock-based compensation must be included in intercompany cost sharing payments.

Illumina, Inc.
Results of Operations - Non-GAAP (continued)
(Dollars in millions)
(unaudited)

CONSOLIDATED ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP RESULTS OF OPERATIONS AS A PERCENT OF REVENUE:

	Three Months Ended				Year Ended
	January 2, 2022		January 3, 2021		January 2, 2022		January 3, 2021
GAAP gross profit (b)	$817	68.2%	$630	66.1%	$3,154	69.7%	$2,203	68.0%
Core Illumina cost of revenue	7	0.6%	8	0.8%	27	0.6%	32	1.0%
GRAIL cost of revenue	33	2.7%	—	—	44	1.0%	—	—
Non-GAAP gross profit (a)	$857	71.5%	$638	66.9%	$3,225	71.3%	$2,235	69.0%

GAAP research and development expense	$350	29.2%	$200	20.9%	$1,185	26.2%	$682	21.1%
Core Illumina research and development costs	—	—	—	—	—	—	(1)	(0.1)%
GRAIL research and development costs	—	—	—	—	(196)	(4.3)%	—	—
Non-GAAP research and development expense	$350	29.2%	$200	20.9%	$989	21.9%	$681	21.0%

GAAP selling, general and administrative expense	$426	35.5%	$298	31.2%	$2,092	46.2%	$941	29.0%
Core Illumina selling, general and administrative costs	(45)	(3.8)%	(59)	(6.1)%	(438)	(9.7)%	(145)	(4.4)%
GRAIL selling, general and administrative costs	(20)	(1.6)%	—	—	(514)	(11.3)%	—	—
Non-GAAP selling, general and administrative expense	$361	30.1%	$239	25.1%	$1,140	25.2%	$796	24.6%

GAAP operating profit (loss)	$41	3.4%	$132	13.9%	$(123)	(2.7)%	$580	17.9%
Core Illumina adjustments	52	4.3%	67	7.0%	465	10.3%	178	5.5%
GRAIL adjustments	53	4.5%	—	—	754	16.6%	—	—
Non-GAAP operating profit (a)	$146	12.2%	$199	20.9%	$1,096	24.2%	$758	23.4%

GAAP other income, net	$45	3.8%	$166	17.4%	$1,007	22.2%	$276	8.5%
Core Illumina adjustments	(52)	(4.4)%	(146)	(15.3)%	(1,024)	(22.6)%	(236)	(7.3)%
Non-GAAP other (expense) income, net (a)	$(7)	(0.6)%	$20	2.1%	$(17)	(0.4)%	$40	1.2%

Illumina, Inc.
Results of Operations - Non-GAAP (continued)
(Dollars in millions)
(unaudited)

CORE ILLUMINA ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP RESULTS OF OPERATIONS AS A PERCENT OF REVENUE:

	Three Months Ended				Year Ended
	January 2, 2022		January 3, 2021		January 2, 2022		January 3, 2021
GAAP gross profit - Core Illumina (b)	$847	71.0%	$630	66.1%	$3,195	70.7%	$2,203	68.0%
Amortization of acquired intangible assets	7	0.6%	7	0.7%	27	0.6%	28	0.9%
Expenses related to COVID-19 (c)	—	—	1	0.1%	—	—	6	0.2%
Income related to COVID-19 (d)	—	—	—	—	—	—	(4)	(0.1)%
Restructuring (e)	—	—	—	—	—	—	2	—
Non-GAAP gross profit - Core Illumina (a)	$854	71.6%	$638	66.9%	$3,222	71.3%	$2,235	69.0%

GAAP research and development expense - Core Illumina	$274	23.0%	$200	20.9%	$885	19.6%	$682	21.1%
Expenses related to COVID-19 (c)	—	—	—	—	—	—	(4)	(0.1)%
Income related to COVID-19 (d)	—	—	—	—	—	—	3	—
Non-GAAP research and development expense - Core Illumina	$274	23.0%	$200	20.9%	$885	19.6%	$681	21.0%

GAAP selling, general and administrative expense - Core Illumina	$351	29.4%	$298	31.2%	$1,502	33.2%	$941	29%
Amortization of acquired intangible assets	—	—	—	—	(1)	—	(1)	—
Acquisition-related (f)	(33)	(2.8)%	(52)	(5.4)%	(433)	(9.6)%	(158)	(4.8)%
Contingent consideration liabilities (n)	(12)	(1.0)%	—	—	(4)	(0.1)%	—	—
Expenses related to COVID-19 (c)	—	—	(9)	(0.9)%	(3)	(0.1)%	(18)	(0.5)%
Income related to COVID-19 (d)	—	—	—	—	1	—	3	—
Gain on litigation (g)	—	—	2	0.2%	2	0.1%	27	0.9%
Restructuring (e)	—	—	—	—	—	—	2	—
Non-GAAP selling, general and administrative expense - Core Illumina	$306	25.6%	$239	25.1%	$1,064	23.5%	$796	24.6%

GAAP operating profit - Core Illumina	$222	18.6%	$132	13.9%	$808	17.9%	$580	17.9%
Cost of revenue	7	0.6%	8	0.9%	27	0.6%	32	1.0%
Research and development costs	—	—	—	—	—	—	1	—
Selling, general and administrative costs	45	3.7%	59	6.1%	438	9.7%	145	4.5%
Non-GAAP operating profit - Core Illumina (a)	$274	22.9%	$199	20.9%	$1,273	28.2%	$758	23.4%

GAAP other income, net - Core Illumina	$44	3.7%	$166	17.4%	$1,006	22.3%	$276	8.5%
Acquisition-related (f)	(86)	(7.3)%	—	—	(985)	(21.8)%	—	—
Non-cash interest expense (h)	8	0.7%	12	1.3%	34	0.8%	43	1.3%
Strategic investment related loss (gain), net (i)	26	2.2%	(159)	(16.7)%	(26)	(0.6)%	(300)	(9.2)%
(Gain) loss on derivative assets (j)	—	—	—	—	(26)	(0.6)%	25	0.8%
Bridge facility fees (k)	—	—	3	0.3%	7	0.2%	3	—
Gain on Helix contingent value right (l)	—	—	(2)	(0.2)%	(30)	(0.7)%	(7)	(0.2)%
Loss on extinguishment of debt (m)	—	—	—	—	1	—	—	—
Non-GAAP other (expense) income, net - Core Illumina (a)	$(8)	(0.7)%	$20	2.1%	$(19)	(0.4)%	$40	1.2%

Illumina, Inc.
Results of Operations - Non-GAAP (continued)
(In millions)
(unaudited)

GRAIL ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP RESULTS OF OPERATIONS:

	Three Months Ended		Year Ended
	January 2, 2022	January 3, 2021	January 2, 2022	January 3, 2021
GAAP gross loss - GRAIL (b)	$(30)	—	$(41)	—
Amortization of acquired intangible assets	33	—	44	—
Non-GAAP gross profit - GRAIL (a)	$3	—	$3	—

GAAP research and development expense - GRAIL	$76	—	$300	—
Acquisition-related (f)	—	—	(196)	—
Non-GAAP research and development expense - GRAIL	$76	—	$104	—

GAAP selling, general and administrative expense - GRAIL	$76	—	$590	—
Acquisition-related (f)	(20)	—	(513)	—
Amortization of acquired intangible assets	(1)	—	(1)	—
Non-GAAP selling, general and administrative expense - GRAIL	$55	—	$76	—

GAAP operating loss - GRAIL	$(182)	—	$(931)	—
Cost of revenue	33	—	44	—
Research and development costs	—	—	196	—
Selling, general and administrative costs	21	—	514	—
Non-GAAP operating loss - GRAIL (a)	$(128)	—	$(177)	—
All amounts in tables are rounded to the nearest millions, except as otherwise noted. As a result, certain amounts may not recalculate using the rounded amounts provided.

(a) Non-GAAP gross profit, included within non-GAAP operating profit (loss), is a key measure of the effectiveness and efficiency of manufacturing processes, product mix and the average selling prices of our products and services. Non-GAAP operating profit (loss) and non-GAAP other (expense) income, net exclude the effects of the pro forma adjustments as detailed above. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing past and future operating performance, including in the non-GAAP measures relating to our Core Illumina and GRAIL segments.
(b) Reconciling amounts are recorded in cost of revenue.
(c) Amounts consist of direct and incremental expenses incurred due to the COVID-19 pandemic, primarily expenses related to employee testing, incremental cleaning, personal protective equipment and premium pay for onsite essential workers. Amounts for 2020 also include a one-time allowance paid to employees working remotely to help with additional expenses and write-off of unused COVID-19 lab equipment.
(d) Amounts consist of direct and incremental income due to the COVID-19 pandemic, primarily payroll-related credits earned in the US and Canada in 2021, and payroll-related credits earned in Singapore in 2020.
(e) Amount consists primarily of employee costs, net of adjustments, related to restructuring in 2020.
(f) Amounts for Q4 2021 consist primarily of a gain of $86 million recorded as a result of exchanging certain contingent value rights issued as part of the GRAIL acquisition and other acquisition-related expenses. Amounts for 2021 consist primarily of a gain of approximately $899 million related to the fair value adjustment of our previously held interest in GRAIL, approximately $654 million in day one compensation expense related to the GRAIL acquisition, Continuation Payments made to GRAIL totaling $245 million and other acquisition-related expenses. Amounts for 2020 consist primarily of expenses related to the Continuation Advances and Reverse Termination Fee paid to Pacific Biosciences and acquisition-related expenses related to the GRAIL acquisition.
(g) Amounts consist of gains related to a patent litigation settlement in 2021 and a patent litigation judgment in 2020.

(h) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.
(i) Amounts consist primarily of mark-to-market adjustments and impairments from our strategic investments.
(j) Amount for 2021 consists of a gain recorded on our derivative assets related to the terminated acquisition with Pacific Biosciences as a result of Pacific Biosciences repaying to us $52 million in Continuation Advances. Amounts for 2020 consist of fair value adjustments recorded on our derivative assets.
(k) Amount consists of expenses related to the bridge facility commitment which was terminated in March 2021, in conjunction with our issuance of term notes.
(l) Amounts consist of fair value adjustments related to our Helix contingent value right.
(m) Amount consists of loss on extinguishment of our 2021 Convertible Senior Notes, which matured in June 2021.
(n) Amount consists of fair value adjustments for contingent consideration liabilities related to acquisitions.

Illumina, Inc.
Reconciliation of Consolidated Non-GAAP Financial Guidance
(unaudited)

Our future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from the guidance set forth below. Some of the factors that could affect our financial results are stated above in this press release. More information on potential factors that could affect our financial results is included from time to time in the public reports filed with the Securities and Exchange Commission, including Form 10-K for the fiscal year ended January 3, 2021 filed with the SEC on February 17, 2021, Form 10-Q for the fiscal quarter ended April 4, 2021, Form 10-Q for the fiscal quarter ended July 4, 2021, and Form 10-Q for the fiscal quarter ended October 3, 2021. We assume no obligation to update any forward-looking statements or information.

RECONCILIATION BETWEEN GAAP AND NON-GAAP DILUTED EARNINGS PER SHARE GUIDANCE:

Fiscal Year 2022
Consolidated GAAP diluted earnings per share	$3.04 - $3.24
Amortization of acquired intangible assets	1.03
Incremental non-GAAP tax expense (b)	(0.07)
Consolidated non-GAAP diluted earnings per share (a)	$4.00 - $4.20

(a) Non-GAAP diluted earnings per share exclude the effect of the pro forma adjustments as detailed above. Non-GAAP diluted earnings per share is a key component of the financial metrics utilized by the company’s board of directors to measure, in part, management’s performance and determine significant elements of management’s compensation. Management has excluded the effects of these items in this measure to assist investors in analyzing and assessing our past and future operating performance.
(b) Incremental non-GAAP tax expense reflects the tax impact related to the non-GAAP adjustment listed.